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                                  Exhibit 11.1


                         CONVERSE INC. AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                (Dollars in thousands, except per share amounts)

                                                          Three Months Ended                 Nine Months Ended
                                                    ---------------------------------  --------------------------------
                                                     Sept. 28, 1996  Sept. 27, 1997    Sept. 28, 1996  Sept. 27, 1997
                                                     --------------  --------------    --------------  --------------
Primary:
--------

   Weighted average number of shares outstanding....       16,707          17,277            16,697          17,255
   Weighted average incremental shares from assumed
     conversion of common stock equivalents.........            0             467               ---             581
                                                         --------         -------          --------         -------
                                                           16,707          17,744            16,697          17,836

   Income (loss) available to common stockholders...     $ (3,011)        $   175          $(10,013)        $12,859

   Primary earnings (loss) per share................     $  (0.18)        $  0.01          $  (0.60)        $  0.72

Fully Diluted:
--------------

   Weighted average number of common
     shares outstanding.............................       16,707          17,277            16,697          17,255
   Weighted average incremental shares from assumed
     conversion of common stock equivalents.........          ---             464               ---             576
                                                         --------         -------          --------         -------
                                                           16,707          17,741            16,697          17,831

   Income (loss) available to common stockholders...     $ (3,011)        $   175          $(10,013)        $12,859

   Fully diluted earnings (loss) per share               $ (0.18)         $  0.01          $  (0.60)        $  0.72
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